                                                                 Exhibit 10.6(a)

                      INTEGRATION INFORMATION SYSTEMS, INC.

                    SEPARATION AGREEMENT AND GENERAL RELEASE

         This Separation Agreement and General Release (this "Agreement") is between JEFFERY FRANKEL ("Employee") and INTEGRATION INFORMATION SYSTEMS, INC.
(hereinafter "IIS"), and is dated the date set forth next to Employee's signature.

         WHEREAS, Employee was employed by IIS under an Employment Agreement dated July 1, 1999 ("Employment Agreement"). Employer desires to terminate the
Employment Agreement without cause by providing Employee with five (5) weeks'
notice effective May 22, 2001 ("Notice Date"), as provided in Section 3(b) of the Employment Agreement upon the terms and conditions contained below.

         NOW, THEREFORE, the parties hereby agree as follows:

Section 1.        Termination of Employment. The employment of Employee with IIS is terminated without cause as of June 26, 2001 (the
                  "Separation Date"), which is five (5) weeks from the Notice
                  Date.

Section 2.        Consideration. In consideration of (a) the covenants of
                  Employee as set forth in this Agreement, and (b) the release of all claims, disputes and causes of action which Employee,
                  Employee's heirs, attorneys, executors, administrators or
                  assigns have or may have against IIS, its predecessors, or any other related entity, as set forth in Section 3 below, IIS agrees to provide the following severance benefits and
                  additional consideration to Employee:

                  a)    Four (4) months continuation of Employee's salary
                        (payable on IIS' regularly scheduled pay periods) and
                        benefits (as defined below) commencing on the Separation
                        Date;

                  b)    all accrued and unused vacation hours as of the
                        Separation Date; and

                  c)    all unvested stock options granted to Employee in the
                        Integrated Information Systems, Inc. 1997 Long-Term
                        Incentive Plan Non-Qualified Stock Option Agreements
                        dated July 1, 1999, August 2, 2000 and February 20, 2001
                        ("Stock Option Agreements"), which would vest by
                        operation of the Stock Option Agreements, shall vest and
                        be exercisable by Employee, subject to all applicable
                        restrictions relating to the purchase and sale of the
                        IIS stock.

                  The parties agree that the Employment Agreement is terminated effective upon the Separation Date but that all
                  post-termination provisions of the Employment Agreement,
                  including but not limited to the Section 6 Non-Compete and
                  NonSolicitation covenant and the Confidentiality and Return of
                  Information provisions of Section 9, shall remain in effect and are binding upon Employee as defined in Employee's
                  Employment Agreement.

                  Benefits include and are limited to IIS' portion of the
                  premiums for Employee's (including dependents) coverage under
                  IIS' health care, life insurance, vision and

                  dental plans.

Section 3.        Release of IIS. In consideration of receipt by Employee of the matters and in Section 2, supra, which Employee acknowledges is in addition to anything of value to which Employee is
                  currently entitled, Employee, on behalf of Employee and
                  Employee's spouse, heirs, attorneys, executors, successors, administrators and assigns, does hereby release, acquit and forever discharge IIS, and its respective successors, assigns, subsidiaries, divisions, affiliated companies and benefit
                  plans and its respective present and former affiliates,
                  directors, officers, fiduciaries, employees, agents,
                  successors and assigns, from any and all liabilities, damages, causes of action and claims of any nature, kind or description whatsoever, whether accrued or to accrue, which Employee ever had, now has or hereafter may have against any of them, known or unknown, that are based on facts occurring the day of and prior to the day Employee executes this Agreement or the
                  Separation Date, whichever is later, including, but not
                  limited to, any written or oral claims for wages, salary,
                  bonuses or other forms of compensation and any claims under any state or federal law or statute, including, but not
                  limited to, the Age Discrimination in Employment Act of 1967,
                  the Americans with Disabilities Act of 1990, the Civil Rights
                  Acts of 1964 and 1991, the Family and Medical Leave Act, any
                  applicable workers' compensation law, and any claim (state tort, contract or otherwise), matter or action related to
                  Employee's employment and/or affiliation with, or termination and separation from, IIS and its affiliates.

Section 4.        No Release of Vested Benefits. Notwithstanding anything in
                  Section 3 hereof, Employee does not by this Agreement waive any rights Employee may have specifically to vested benefits or account balances in any retirement plan which vested
                  benefits or account balances, as the case may be, shall be paid over to Employee in accordance with the provisions of the respective plans.

Section 5.        Confidentiality. As a material of inducement to IIS to enter into this Agreement, Employee represents and agrees that
                  Employee will keep all terms of this Agreement completely
                  confidential, and that Employee will not disclose any
                  information concerning this Agreement to any person,
                  including, but not limited to, any past, present or
                  prospective employee of IIS. Employee further agrees that
                  disclosure by Employee of the terms and conditions of this
                  Agreement in violation of this Section constitutes a material breach of the Agreement.

Section 6.        Acknowledgments. Employee acknowledges, represents and agrees:

                  (i)      that Employee has been fully informed and is fully
                           aware of Employee's right to discuss any and all
                           aspects of this matter with an attorney of Employee's
                           choice;

                  (ii)     that Employee has carefully read and fully
                           understands all of the provisions of this Agreement;

                  (iii)    that Employee has had up to and including a full
                           twenty-one (21) days within which to consider this
                           Agreement before executing it;

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                  (iv)     that Employee has a full seven (7) days following the
                           execution of this Agreement to revoke this Agreement
                           and has been and hereby is advised in writing that
                           this Agreement shall not become effective or
                           enforceable until the revocation period has expired;

                  (v)      that Employee has had adequate time to consider this
                           Agreement before executing it; and

                  (vi)     that Employee accepts the terms of this Agreement as
                           fair and equitable under all the circumstances and
                           voluntarily executes this Agreement.

Section 7.        Non-Disparagement. Neither party shall disparage the other and shall refrain from making any statement that is critical or derogatory of any IIS operation or about any employee of IIS.
                  Neither party shall disclose to any third party the conditions of Employee's employment with IIS except as may be required
                  (i) pursuant to applicable laws or regulations, including the rules and regulations of the SEC,(ii) to effectuate the
                  provisions of employee plans or programs or insurance
                  policies, or (iii) as may be otherwise contemplated herein.
                  This restriction shall apply to any such statement, written or oral, direct or indirect, voluntarily made.

Section 8.        Cooperation. Employee agrees to fully cooperate with IIS in immediately transitioning all of Employee's accounts,
                  responsibilities and projects to other IIS employees as
                  designated by IIS and to further cooperate with all reasonable requests from IIS in the discussion, review and resolution of all open, unresolved or disputed matters involving accounts, clients and prospective clients with whom Employee had
                  involvement.

Section 9.        Governing Law and Jurisdiction. This Agreement shall be
                  governed by and construed in accordance with the laws of the
                  State of Arizona. Both parties hereby irrevocably agree that any dispute or claim arising out of this Agreement shall be resolved in Maricopa County in accordance with the applicable civil rules of the American Arbitration Association before one arbitrator mutually chosen by the parties.

Section 10.       Savings Clause. If any provision of this Agreement is invalid under applicable law, such provision shall be deemed to not be a part of this Agreement, but shall not invalidate any other provision hereby.

"EMPLOYEE"                                      "IIS"

JEFFREY FRANKEL                                 INTEGRATED INFORMATION SYSTEMS,
                                                INC., a Delaware corporation

BY: /s/ Jeffrey Frankel                         BY: /s/ Jill Clark
Date: 5/30/01                                   Title: Director, Talent HR
Final Date for revocation: 6/5/01               Date: 5/30/01
(7 days after date of Agreement)

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